Exhibit 10.9.4

EXECUTION VERSION

AMENDMENT NO. 3 TO THE THIRD AMENDED AND RESTATED LOAN AND

SECURITY AGREEMENT

This AMENDMENT NO. 3 TO THE THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of June 4, 2010, is entered into by and among DriveTime Automotive Group, Inc., a Delaware corporation (“DriveTime”), DriveTime Sales and Finance Company, LLC, an Arizona limited liability company (“DriveTime Sales”), as successor in interest to DriveTime Sales and Finance Corporation, DriveTime Car Sales Company, LLC, an Arizona limited liability company (“Car Sales”), as successor in interest to DriveTime Car Sales, Inc. (each a “Borrower” and collectively, the “Borrowers”), and Santander Consumer USA Inc., an Illinois corporation, as a lender, and as the agent for the Lenders (“SCUSA” or the “Agent”), and Manheim Automotive Financial Services, Inc., a Delaware corporation, as a lender (“MAFS” and, together with the Agent, the “Lenders” and each a “Lender”).

WHEREAS, on August 10, 2009, the Borrowers and the Lenders entered into the Third Amended and Restated Loan and Security Agreement, as further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof (the “Loan Agreement”);

WHEREAS, on or about June 4, 2010, DriveTime and DT Acceptance Corporation, an Arizona corporation (“DTAC”) intend to issue and sell $200.0 million aggregate principal amount (the “Note Offering”) of Senior Secured Notes (defined below), and in connection with such Note Offering, the Borrowers (or certain of them) intend to unconditionally guarantee and grant a second-priority lien on the Collateral (the “Affiliate Transaction”), which such lien would be prohibited by Sections 10.11 and 11.6 of the Loan Agreement;

WHEREAS, Section 11.4 of the Loan Agreement prohibits the Borrowers from entering into, or being a party to, any transaction with any Affiliate, or stockholder of any Borrower without the Lender’s prior written consent;

WHEREAS, Borrowers and Lenders desire to amend Schedule I to the Loan Agreement to provide for the reduction of the amount currently set forth on Schedule I to the Loan Agreement with respect to SCUSA’s Base Commitment;

WHEREAS, the Borrowers and the Lenders desire to amend certain terms of the Loan Agreement as set forth herein to further reflect the foregoing in accordance with Section 13.8 thereof; and

WHEREAS, the Lenders have agreed to waive compliance with Section 11.4 of the Loan Agreement solely with respect to the Affiliate Transaction and to consent to the Affiliate Transaction.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

2.	Lenders and Commitments. Schedule I of the Loan Agreement is hereby amended to reflect the respective Base Commitment and Supplemental Commitment, as applicable, of each Lender set forth on Schedule I hereto.

3.	Amendments to Section 1.1. Section 1.1 of the Loan Agreement is hereby amended as follows:

(a)	The definition of the terms “Intercreditor Agreement”, “Inventory Facility Limit”, “Loan Documents” and “Permitted Lien” set forth in Section 1.1 of the Loan Agreement are hereby amended by deleting such definitions in their entirety and replacing them with the following:

Intercreditor Agreement: any intercreditor agreement or similar arrangement among the Lenders, on the one hand, and any other creditors of any DTCG member in respect of any Indebtedness of any DTCG member.

Inventory Facility Limit: Fifty Million Dollars ($50,000,000.00).

Loan Documents: this Agreement, the Notes, the Guaranty signed by the Guarantor, the Intercreditor Agreements and the Supplemental Documentation.

Permitted Lien: (i) any security interest or Lien at any time granted in favor of Lenders under the Loan Documents; (ii) Liens securing claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies or rentals incurred in the ordinary course of a Borrower’s business; (iii) Liens resulting from deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance, social security and other similar laws; (iv) any second-priority Lien granted pursuant to the Notes Indenture to secure the obligations of DriveTime and DTAC and any related guaranties under the Senior Secured Notes; and (v) Liens on the Collateral agreed to in writing by the Lenders.

(b)	Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions in their entirety in proper alphabetical order:

Notes Indenture: That certain Indenture, governing the Senior Secured Notes, to be dated the date of the initial sale of the Senior Secured Notes, 2010, by and among DTAC, DriveTime, DriveTime Sales, Car Sales, DTCC, DT Jet Leasing, LLC and Wells Fargo Bank, National Association, as trustee.

Senior Secured Notes: the 12.625% senior secured notes due 2017 issued by DTAC and DriveTime as co-issuers, jointly and severally, and governed by the Notes Indenture together with any additional senior secured notes issued pursuant to the Notes Indenture.

(c)	Section 12.1(d) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

(d) (i) Any Borrower or any other member of DTCG (as applicable) shall fail to comply with the requirements of Section 4.2(b), 10.3, 10.6, 10.14, 10.17, 11.1, 11.2, 11.3, 11.4, 11.5, 11.6 or 11.7 hereof, or (ii) any Borrower, the Guarantor or any other member of DTCG (as applicable) shall otherwise fail to observe or perform any other covenant contained in this Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of five (5) Business Days, or (iii) any party to an Intercreditor Agreement other than a Lender shall breach or fail to comply with any provisions of such agreement binding on it.

4.	Acknowledgement and Consent.

(a)	The Lenders hereby expressly consent to the Affiliate Transaction and waive compliance with Section 11.4 of the Loan Agreement with respect thereto.

(b)	For the avoidance of doubt, the parties agree that none of the Indebtedness outstanding under the Notes Indenture or evidenced by the Senior Secured Notes constitutes Approved Indebtedness for purposes of the Loan Agreement.

(c)	The waiver and consent contained herein is limited to (i) the incurrence by DriveTime and DTAC under the Notes Indenture and the Senior Secured Notes of an outstanding principal amount of Indebtedness not to exceed at any time $250.0 million, (ii) the guaranty on or after the date hereof by certain of the Borrowers of such Indebtedness, and (iii) the grant by certain of the Borrowers of second-priority liens in the Collateral securing such Indebtedness.

5.	Representations and Warranties. Each Borrower represents and warrants to the Lenders that:

(a)	Each Borrower hereby reaffirms all representations and warranties made by such entity in the Loan Agreement and agrees that all such representations and warranties are deemed to have been remade as of the Effective Date and are true and correct in all material respects as of such date, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date.

(b)	This Amendment (i) has been duly and validly authorized, executed and delivered by each Borrower and (ii) constitutes the legal, valid and binding obligations of each Borrower, and is enforceable against each Borrower in accordance with its terms.

(c)	After giving effect to this Amendment, the execution and delivery of the Notes Indenture and the Senior Secured Notes and the incurrence of the Indebtedness of the Senior Secured Notes, no Default or Event of Default shall have occurred and be continuing.

6.	Execution of New Notes.

(a)	Borrowers shall execute and deliver to SCUSA a new Note in the amount of SCUSA’s revised Base Commitment as of the effective date hereof and set forth on Schedule I hereto (the “New Note”).

(b)	Promptly following the Effective Date, SCUSA shall deliver to the Borrowers for cancellation, the original Notes previously issued to SCUSA on August 10, 2009 in the aggregate original principal amount of $40,000,000.00 (the “Original Note”)

(c)	Each party hereby acknowledges and agrees that, notwithstanding anything to the contrary in the Loan Agreement, as used therein, the term “Note” or “Notes” shall include the New Note and not the Original Note.

7.	Survival of Other Provisions. Unless specifically amended herein, all of the other covenants, agreements, representations, warranties, promises or other terms and conditions of the Loan Agreement shall remain in full force and effect without any change whatsoever.

8.	Conditions to Effectiveness. This Amendment shall become effective upon the date on which all of the following conditions are satisfied (the “Effective Date”):

(a)	execution and delivery of this Amendment by each of the parties hereto;

(b)	execution and delivery by Borrowers of the New Note; and

(c)	reaffirmation from the Guarantor that, after giving effect to this Amendment, its obligations and representations and warranties under the Guaranty continue in full force and effect.

9.	Reimbursement. The Borrowers agree to pay or reimburse each Lender for all costs and expenses (including, without limitation, legal fees and disbursements) incurred by each Lender in connection with the preparation, negotiation, execution, delivery and enforcement of this Amendment.

10.	Entire Agreement. This Amendment constitutes the full and entire understanding and agreement of the Borrowers and the Lenders with respect to the subject matter hereof, and there are no further or other agreements or undertakings, written or oral, in effect between the Borrowers and the Lenders relating to the subject matter hereof unless expressly referred to in this Amendment.

11.	GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND

INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

12.	Execution in Counterparts. This Amendment may be executed in any number of counterparts and in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Any signature delivered by a party by facsimile transmission or by electronic mail in a “.pdf” file shall be deemed an original signature hereto.

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IN WITNESS WHEREOF, the Borrowers and the Lenders have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

Lenders:

SANTANDER CONSUMER USA INC.

By:	/s/ Jason Kulas
Name:	Jason Kulas
Title:	Chief Financial Officer

MANHEIM AUTOMOTIVE FINANCIAL SERVICES, INC.

By:	/s/ Katherine K. Decker
Name:	Katherine K. Decker
Title:	GVP

Borrowers:

DRIVETIME AUTOMOTIVE GROUP, INC.

By:	/s/ Ray Fidel
Name:	Ray Fidel
Title:	President/CEO

DRIVETIME CAR SALES COMPANY, LLC.

By:	/s/ Ray Fidel
Name:	Ray Fidel
Title:	Manager

DRIVETIME SALES AND FINANCE COMPANY, LLC

By:	/s/ Ray Fidel
Name:	Ray Fidel
Title:	Manager

[Signature Page to Inventory Agreement Amendment No. 3]

Consent

The Guarantor consents to the foregoing Amendment No. 3 to the Third Amended and Restated Loan and Security Agreement and reaffirms its obligations pursuant to the applicable Loan Documents. The Guarantor further acknowledges and agrees that the term “Credit Agreement” as used in the Guaranty means the Credit Agreement as amended, amended and restated Supplemented or otherwise modified from time to time.

DT ACCEPTANCE CORPORATION

By:	/s/ Steven P. Johnson
Name:	Steven P. Johnson
Title:	President

[Signature Page to Inventory Agreement Amendment No. 3]

Schedule I

Aggregate Commitments

Lender	Base Commitment
Santander Consumer USA Inc.	$30,000,000.00
Manheim Automotive Financial Services, Inc.	$10,000,000.00

Lender	Supplemental Commitment
Manheim Automotive Financial Services, Inc.	$10,000,000.00